Exhibit (h)(v)(3)

SECOND AMENDMENT TO AMENDED AND RESTATED

SECURITIES LENDING AUTHORIZATION AGREEMENT

Between

THE SELECT SECTOR SPDR® TRUST

ON BEHALF OF EACH OF ITS RESPECTIVE SERIES

AS LISTED ON SCHEDULE B,

SEVERALLY AND NOT JOINTLY,

And

STATE STREET BANK AND TRUST COMPANY

This Second Amendment (this “Amendment”) dated February 25, 2019 is between THE SELECT SECTOR SPDR® TRUST, an open-end management investment company, organized as a Massachusetts business trust, on behalf of each of its respective series as listed on Schedule B to this Amendment, severally and not jointly, each a registered management investment company organized and existing under the laws of Massachusetts (the “Trust”), and STATE STREET BANK AND TRUST COMPANY (“State Street”). The Trust acting on behalf of each of its series, a “Fund” and collectively, the “Funds”.

Reference is made to the Securities Lending Authorization Agreement dated as of July 10, 2017, between the Funds and State Street, as amended and in effect immediately prior to the date of this Amendment (the “Agreement”).

WHEREAS, the Funds and State Street both desire to amend the Agreement as set forth in this Amendment;

NOW, THEREFORE, for value received, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree to amend the Agreement as follows.

1. Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2. Amendment. Schedule B to the Agreement is hereby deleted in its entirety and replaced with the Schedule B attached to this Amendment.

3. Representations and Warranties. Each party hereto represents and warrants that (a) it has the legal right, power and authority to execute and deliver this Amendment, to enter into the transactions contemplated hereby, and to perform its obligations hereunder; (b) it has taken all necessary action to authorize such execution, delivery, and performance; and (c) this Amendment constitutes a legal, valid, and binding obligation enforceable against it.

4. Miscellaneous. Except to the extent specifically amended by this Amendment, the provisions of the Agreement shall remain unmodified, and the Agreement is ratified and affirmed as being in full force and effect. This Amendment shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

Exhibit (h)(v)(3)

5. Effective Date. This Amendment shall be effective as of the date first written above.

IN WITNESS WHEREOF, the parties hereto execute this Amendment as an instrument under seal by their duly authorized officers by affixing their signatures below.

THE SELECT SECTOR SPDR® TRUST, on behalf of each of its respective series as listed on Schedule B, severally and not jointly

By:	/s/ Ann M. Carpenter

Name:	Ann M. Carpenter
Title:	Vice President and Deputy Treasurer

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Francesco Squillacioti

Name:	Francesco Squillacioti
Title:	Senior Managing Director

Exhibit (h)(v)(3)

Schedule B

This Schedule is attached to and made part of the Amended and Restated Securities Lending Authorization Agreement, dated the 10th day of July, 2017 between THE SELECT SECTOR SPDR® TRUST ON BEHALF OF EACH OF ITS RESPECTIVE SERIES AS LISTED ON SCHEDULE B to the Agreement, SEVERALLY AND NOT JOINTLY (the “Funds”), and STATE STREET BANK AND TRUST COMPANY acting either directly or through the State Street Affiliates (collectively, “State Street”), as amended.

Portfolio Name	Taxpayer Identification Number [REDACTED]	Fund Code [REDACTED]	Tax Year-End
The Select Sector SPDR® Trust

The Consumer Discretionary Select Sector SPDR® Fund			9/30

The Consumer Staples Select Sector SPDR® Fund			9/30

The Energy Select Sector SPDR® Fund			9/30

The Financial Select Sector SPDR® Fund			9/30

The Health Care Select Sector SPDR® Fund			9/30

The Industrial Select Sector SPDR® Fund			9/30

The Materials Select Sector SPDR® Fund			9/30

The Real Estate Select Sector SPDR® Fund			9/30

The Technology Select Sector SPDR® Fund			9/30

The Utilities Select Sector SPDR® Fund			9/30

The Communication Services Select Sector SPDR® Fund			9/30